EXHIBIT 99.2

Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS OF

RACKABLE SYSTEMS, INC. AND TERRASCALE TECHNOLOGIES, INC.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the six-months period ended June 30, 2006 and year ended December 31, 2005 is based on the historical financial statements of Rackable Systems, Inc. (“Rackable Systems” or the “Company”) and Terrascale Technologies, Inc. (“Terrascale”) after giving effect to the acquisition of Terrascale on September 8, 2006 under the purchase method of accounting and the assumptions and preliminary pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months period ended December 31, 2005 are presented as if the combination had taken place on January 1, 2005 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months period ended June 30, 2006 are presented as if the combination had taken place on January 1, 2006.

The Unaudited Pro Forma financial information is based on the estimates and assumptions set forth in the accompanying notes. The Unaudited Pro Forma Condensed Combined Statements of Operations are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

The Unaudited Pro Forma financial information should be read in conjunction with the historical financial statements of Rackable Systems included in the Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the six month period ended June 30, 2006; the historical consolidated financial statements of Terrascale included elsewhere in this Form 8-K/A and other information pertaining to Rackable Systems and Terrascale.

RACKABLE SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

SIX MONTH PERIOD ENDED JUNE 30, 2006

(amounts in thousands, except share and per share amounts)

	Historical Rackable	Historical Terrascale	Pro-Forma Adjustments		Pro-Forma Combined
REVENUE	$173,040	$292	$—		$173,332
COST OF REVENUE	133,363	97	—		133,460

GROSS PROFIT	39,677	195	—		39,872

OPERATING EXPENSES:
Research and development	4,340	283	—		4,623
Sales and marketing	11,295	423	—		11,718
General and administrative	8,113	501	980	(a)	9,594

Total operating expenses	23,748	1,207	980		25,935

INCOME (LOSS) FROM OPERATIONS	15,929	(1,012)	(980)		13,937

OTHER INCOME (EXPENSE)—Net:
Interest income	2,678	—	515	(b)	3,193
Interest expense	—	(216)	—		(216)
Other income (expense)—net	862	(37)	—		825

Total other income (expense)—net	3,540	(253)	515		3,802

INCOME (LOSS) BEFORE INCOME TAX PROVISION	19,469	(1,265)	(465)		17,739
INCOME TAX PROVISION	(8,171)	—	195	(c)	(7,976)

NET INCOME (LOSS)	$11,298	$(1,265)	$(270)		$9,763

NET INCOME (LOSS) PER SHARE
Basic	$0.43				$0.38

Diluted	$0.41				$0.35

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	25,983,657				25,983,657

Diluted	27,751,304				27,751,304

(a)	To record amortization of acquired intangible assets
(b)	To give effect to foregone interest income from invested cash of Rackable Systems as a result of using $29.4 million for the acquisition, based on an average interest rate of 3.5% for the six months ended June 30, 2006
(c)	To record tax effect on the pro forma adjustment

See accompanying notes to unaudited pro forma condensed combined statements of operations.

RACKABLE SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(amounts in thousands, except share and per share amounts)

	Historical Rackable	Historical Terrascale	Pro-Forma Adjustments		Pro-Forma Combined
REVENUE	$214,985	$179	$—		$215,164
COST OF REVENUE	165,329	98	—		165,427

GROSS PROFIT	49,656	81	—		49,737

OPERATING EXPENSES:
Research and development	2,247	283	—		2,530
Sales and marketing	15,402	829	—		16,231
General and administrative	8,390	558	1,732	(a)	10,680

Total operating expenses	26,039	1,670	1,732		29,441

INCOME (LOSS) FROM OPERATIONS	23,617	(1,589)	(1,732)		20,296

OTHER INCOME (EXPENSE)—Net:
Change in fair value of embedded derivatives in preferred stock	(4,192)	—	—		(4,192)
Interest income	509	—	(509	)(b)	—
Interest expense	(1,537)	(130)	—		(1,667)
Other income (expense)—net	23	(34)	—		(11)

Total other income (expense)—net	(5,197)	(164)	(509)		(5,870)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	18,420	(1,753)	(2,241)		14,426
INCOME TAX PROVISION	(9,908)	—	1,206	(c)	(8,702)

NET INCOME (LOSS)	$8,512	$(1,753)	$(1,035)		$5,724

NET INCOME (LOSS) PER SHARE
Basic	$0.86				$0.58

Diluted	$0.47				$0.32

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	9,946,791				9,946,791

Diluted	18,040,017				18,040,017

(a)	To record amortization of acquired intangible assets
(b)	To give effect to foregone interest income from invested cash of Rackable Systems as a result of using $29.4 million for the acquisition, based on an average interest rate of 2.5% for the year ended December 31, 2005, not to exceed historical interest income
(c)	To record tax effect on the pro forma adjustment

See accompanying notes to unaudited pro forma condensed combined statements of operations.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

1. Basis of Presentation

On September 8, 2006, Rackable Systems, Inc. (“Rackable Systems” or the “Company”) completed its acquisition of Terrascale Technologies, Inc. (“Terrascale”). Terrascale is a provider of a clustered file system solution enabling high performance input/output connectivity between servers and commodity-based storage subsystems.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 are based on the historical financial statements of Rackable Systems and Terrascale after giving effect to the acquisition and the assumptions and adjustments described in the notes herein.

The unaudited pro forma condensed combined statements of operations have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated results of operations in future periods or the results that actually would have been realized had Rackable Systems and Terrascale been a combined company during the specified periods. The proforma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined statements of operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Rackable Systems’ historical consolidated financial statements included in its Quarterly Report on Form 10-Q for its six month period ended June 30, 2006 and included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and Terrascale’s historical consolidated financial statements for its six month period ended June 30, 2006 and its fiscal year ended December 31, 2005, which are included as Exhibits 99.1 to this Form 8-K/A.

The preliminary estimated adjusted purchase price of the acquisition is as follows (in thousands):

Cash consideration for common shareholders	$29,415
Estimated fair value of earned options assumed	330
Loan made to Terrascale prior to closing	1,517
Direct transaction costs	986

Total preliminary estimated adjusted purchase price	$32,248

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Terrascale’s net tangible and intangible assets based on their estimated fair values as of September 8, 2006. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary adjusted purchase price is as follows (in thousands):

Net tangible assets	$1,528
In-process research and development	2,840
Amortizable intangible assets:
Existing technology	8,256
Customer relationships	633
Contract backlog and maintenance contracts	263
Non-competition agreements	319
Goodwill	18,409

Total adjusted purchase price	$32,248

The total adjusted purchase price of $32.2 million is the total purchase price of $39.4 million plus $1.0 million of acquisition related expenses less $7.8 million of consideration to be paid out to continuing employees and approximately $317,000 related to the fair value of unvested and unearned stock options.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statements of operations do not reflect the amortization of goodwill acquired which is in accordance with Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).

Amortization of other intangible assets has been provided over the following estimated useful lives: existing technology – 7 years; customer relationships – 4 years; contract backlog – 3 months; maintenance contracts – 6 years and non-competition agreements –2 years. The following represents the estimated amortization of acquired intangibles (in thousands):

Total
2006 (remaining six months)	$750
2007	1,503
2008	1,344
2009	1,344
2010	1,185
2011 and beyond	2,365

Total amortization	$8,491

The Terrascale acquisition agreement also includes a potential additional payment of $9.0 million within six months of the closing if Rackable Systems decides to keep the patent application and intellectual property related to a technology known as the Distributed Parity Engine (“DPE”). As of the end of the third fiscal quarter of 2006, Rackable Systems has not exercised the option to retain the rights to the DPE technology.

2. Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations as of June 30, 2006:

(a)	To record amortization of acquired intangible assets.

(b)	To reflect the decrease in interest income resulting from the use of $29.4 million cash to consummate the acquisition. A 3.5% interest rate was used to determine the reduction in interest income which approximates the average rate of return on cash and investments during the six months ended June 30, 2006.

(c)	To record the tax effect on the pro forma adjustments using an effective tax rate of 42%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Rackable Systems and Terrascale filed consolidated income tax returns during the period presented.

The following adjustments have been reflected in the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005:

(a)	To record amortization of acquired intangible assets.

(b)	To reflect the decrease in interest income, not greater than historical interest income, resulting from the use of $29.4 million cash to consummate the acquisition. A 2.5% interest rate was used to determine the reduction in interest income which approximates the average rate of return on cash and investments during the year ended December 31, 2005.

(c)	To record the tax effect on the pro forma adjustments using an effective tax rate of 53.8%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Rackable Systems and Terrascale filed consolidated income tax returns during the period presented.